UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 5, 2023

LIVENTO GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-56457	46-3999052
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17 State Street, New York, New York 10004

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (980) 432-8241

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 1.01 Entry into a Material Definitive Agreement; Item 3.01. Unregistered Sales of Equity Securities

On May 5, 2023, Livento Group, Inc. (the “Company” or “Livento”) executed and delivered an Exchange Agreement, which recited it is dated as of April 20, 2023, (the “EA”) Mammoth Corporation (“MC”) pursuant to which it exchanged a variable rate promissory note (the “Note”) previously held by Kodiak Capital Group, LLC (“KCG”), which note had been acquired by Mammoth Corporation, for 40,000 shares of its newly created Series E Preferred Stock, the terms and conditions of which are described herein. Among other thing MC has agreed not to exercise the warrants associated with the Note. Based on the assertions of a holder of an identical note, management believes that KCG would have asserted that the amount due on the Note, with interest and penalties exceeded $600,000. The EA is filed as an exhibit to the report and the reader is referred thereto for its full terms and conditions.

Item 3.03 Material Modification to Rights of Security Holders.

On May 5, 2023, the Company filed a Certificate of Amendment to it Articles of Incorporation to designate two new classes of preferred stock, Series E Preferred Stock and Series F Preferred Stock.

The Series E Preferred Stock is comprised of 40,000 shares, all of which were issued in connection with the transaction described above. Each share of Series E Preferred Stock has a liquidation preference and stated value of $10 and no voting rights. Series E Preferred Stock converts into common stock at a 40% discount to market as determined in the designation. The holder of the Series E Preferred Stock cannot affect a conversion if such conversion would cause its ownership in the Company’s common stock to exceed 4.9% of the total shares of common stock issued and outstanding.

The Series F Preferred Stock is comprised of 75,000 shares, none of which have been issued. Each share of Series F Preferred Stock has a liquidation preference and stated value of $10 and no voting rights. Series F Preferred Stock converts into common stock at a 30% discount to market as determined in the designation. The holder of the Series F Preferred Stock cannot affect a conversion if such conversion would cause its ownership in the Company’s common stock to exceed 4.9% of the total shares of common stock issued and outstanding. No Series F Preferred Stock has been issued.

The foregoing is only a summary of the terms of the terms and conditions of the designations of the Series E Preferred Stock and the Series F Preferred Stock and the reader is referred to their designation which is an exhibit hereto for the full terms and conditions.

9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
3.1	Certificate of Designation for Series E and F Preferred Stock
10.1	Exchange Agreement with Riders
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 24, 2023

LIVENTO GROUP, INC.

By:	/s/ David Stybr
Name:	David Stybr
Title:	Chief Executive Officer

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